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                           LEASE AGREEMENT

                        TERMS AND DEFINITIONS


                         Date:  April 30, 1999

                     Landlord:  Evergreen Offices, Inc.

           Landlord's Address:  601 Cien St., Suite 220
                                Kemah, TX 77565

                       Tenant:  American International Industries, Inc.

             Tenant's Address:  601 Cien St., Suite 235
                                 Kemah, TX 77565

Premises
      Approximate Square Feet:  1380
             Storage Building:  0
             Name of Building:  Evergreen
         Street Address/Suite:  601 Cien St., Suite 235
             City, State, Zip:  Kemah, TX 77565


                         Term:  Five (5) years

            Commencement Date:  June 1, 1999

             Security Deposit:  $1,335.00

                          Use:  Professional Office

Tenant's Required Amount of Liability Insurance
          Death/Bodily Injury:  $500,000
                     Property:  $500,000

  Rent (Monthly - Negotiated):     $1,335.

"Rent" means based rent plus any other sums of money due Landlord by Tenant.

"Landlord" means Landlord and its agents, employees, invitees, licensees, or visitors.

"Tenant" means Tenant and its agents, employees, invitees, licensees, or visitors.

"Essential Services" means heating, ventilating, air conditioning, water, and utility connections reasonably necessary for occupancy of the premises for the use stated above.

"Common Areas" means all facilities and areas of the building that are intended and designated by Landlord from time to time for the common, general, and nonexclusive use of all tenants of



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the building. Landlord shall have the exclusive control over and right to manage the common areas.

"Building Operating Hours" means 8:00 a.m. to 6:00 p.m. Monday through Friday, except holidays.

                        LEASE CLAUSES AND COVENANTS

A.    Tenant agrees to:

      1. Lease the premises for the entire term beginning on the commencement date and ending on the termination date.

      2. Accept the premises in their present condition "as is," the premises being currently suitable for Tenant's intended use.

      3. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the premises, including the rules and regulations of the building, and parking facility, if any, adopted by Landlord.

      4. Pay monthly, in advance, on the first day of the month, the base rent to Landlord at Landlord's address.

      5.  Pay, as additional rent, all other sums due under this Lease.

      6. Pay a late charge of 5 percent of any rent not received by Landlord by the fifth day of the month in which it is due.

      7. Pay for all utility services used by Tenant and not provided by Landlord.

      8. Allow Landlord, upon reasonable notice to Tenant, to enter the premises to perform Landlord's obligations, inspect the premises, and show the premises to prospective purchasers or tenants, such allowance not to be unreasonably withheld by Tenant. Landlord may enter premises without tenant notice for emergencies, and required "after hours" maintenance.

      9. Repair, replace and maintain any part of the premises that Landlord is not obligated to repair, replace, or maintain, normal wear excepted.

     10. Repair any damage to the premises or the parking facility, if any, caused by Tenant.

     11. Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of the Landlord.

     12. Maintain public liability insurance for the premises and the conduct of the Tenant's business, naming Landlord as additional insured, in the amounts stated in the basic base terms and definitions.

     13. Maintain insurance on Tenant's personal property or provide a waiver holding Landlord harmless on the loss or damage to such property.

     14. Deliver certificates of insurance to Landlord before the commencement date and thereafter when requested.



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         15.      Indemnify, defend, and hold Landlord harmless from any
loss, attorney's fees, expenses, or claims arising out of use of the premises.

         16. Vacate the premises and return all keys to the premises on termination of this lease.

         17. Arrange with Landlord in advance for any heating, air conditioning, or electrical needs in excess of the services provided by Landlord and pay for such additional services as billed by Landlord.

B.      TENANT AGREES NOT TO:

         1. Use the premises for any purpose other than stated in the basic lease terms and definitions.

         2. (a) Create a nuisance, (b) interfere with any other tenant's normal business operations or Landlord's management of the building,
(c) permit any waste, or (d) use the premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the building.

         3.       Change Landlord's lock system.

         4.       Alter the premises without Landlords written consent.

         5.       Allow a lien to be placed on the premises.

         6. Assign this lease or sublease any portion of the premises without the Landlord's written consent.

C.      LANDLORD AGREES TO:

         1. Lease to tenant the premises for the entire term beginning on the commencement date and ending on the termination date.

         2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the building, and the parking facility, if any.

         3.       Provide normal utility-service connections to the building.

         4.       Repair, replace, and maintain the (a) roof, (b) foundation,
(c) parking facility (if any) and common areas, (d) structural soundness of the exterior walls, doors, corridors, and windows, and (e) other structures or equipment serving the premises.

         5. Insure the building and any parking facility against all risks of direct physical loss in any amount equal to at least 90 percent of the full replacement cost of the same as of the date of the loss and liability; Tenant will have no claim to any proceeds of Landlord's insurance policy.

         6. Return the security deposit to the Tenant, less itemized deductions, if any, within thirty days after the termination of this lease.

         7. Provide the following services: (a) air conditioning and heating to the premises reasonable for Tenant's use (exclusive of air conditioning or heating for electronic data)


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processing or other specialized equipment) during building operating hours and at such other times at such additional cost as Landlord and Tenant may agree on; (b) cold water for lavatory and drinking purposes; (c) electric current for normal office machines and building's standard lighting reasonable for Tenant's use; (d) lighting in common areas and fluorescent lights in building's standard light fixtures on the premises; (e) and common area cleaning at least once per week.

D.   LANDLORD AGREES NOT TO:

     1. Interfere with Tenant's possession of the premises as long as Tenant is not in default.

     2.  Unreasonably withhold consent to a proposed assignment or sublease.

E.   LANDLORD AND TENANT AGREE TO THE FOLLOWING:

     1. ALTERATIONS. Any physical additions or improvements to the premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this lease and at Tenant's expense, remove any physical addition and improvements, repair any alterations, and restore the premises to the condition existing at the commencement date, normal wear excepted.

     2. ABATEMENT. Tenant's covenant to pay rent and Landlord's covenants are independent of each other. Except as otherwise provided, Tenant shall not be entitled to abate rent for any reason.

     3. RELEASE OF CLAIMS/SUBROGATION. Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the premises, the building, the parking facility, if any, or personal property within the building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

     4. NOTICE TO INSURANCE COMPANIES. Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of insurance coverage.

     5. CASUALTY/TOTAL OR PARTIAL DESTRUCTION. (a) If the premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the premises to substantially the same condition as they existed before the casualty. If Landlord fails to complete restoration within ninety days from the date of written notification be Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice to Landlord. (b) If the premises cannot be restored within ninety days, Landlord has an option to restore or not to restore the premises. Landlord chooses not to restore, this lease will terminate. If the Landlord chooses to restore, it will notify Tenant of the estimated time to restore and give the Tenant an option to terminate this lease by notifying Landlord within ten days. If tenant does not terminate this lease, it shall continue and Landlord shall restore the premises as provided in (a) above. (c) To the extent the premises are untenantable after the casualty and the damage was not caused by Tenant, the rent will be adjusted as may be fair and reasonable.

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     6.  CONDEMNATION/SUBSTANTIAL OR PARTIAL TAKING. (a) If the premises cannot be used for the purposes contemplated by this lease because of condemnation or purchase in lieu of condemnation, this lease will terminate.
(b) If there is a condemnation or purchase in lieu of condemnation and this lease is not terminated, Landlord will, at Landlord's expense restore the premises, and the rent payable during the unexpired portion of the term will be adjusted as may be fair and reasonable. (c) Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

     7. UNIFORM COMMERCIAL CODE. This lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

     8. DEFAULT BY LANDLORD/EVENTS. Defaults by Landlord are (a) failing to comply with any provision of this lease within thirty days after written notice or (b) failing to provide essential services to Tenant within ten days after written notice.

     9. DEFAULT BY LANDLORD/TENANT'S REMEDIES. Tenant's remedies for Landlord's default are to (a) sue for damages, and (b) if Landlord does not provide an essential service for thirty days after default, terminate this lease.

     10. DEFAULT BY TENANT/EVENTS. Defaults be Tenant are (a) failing to pay timely rent, (b) abandoning or vacating a substantial part of the premises, or (c) failing to comply within ten days after written notice with any provision of this lease other than the defaults set forth in (a) and (b) above.

     11. DEFAULT BY TENANT/LANDLORD'S REMEDIES. Landlord's remedies for Tenant's default are to (a) enter and take possession of the premises, after which Landlord may relet the premises on behalf of Tenant and receive the rent directly be reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the premises and perform Tenant's obligations; or (c) terminate this lease by written notice and such or damages. Landlord may enter and take possession of the premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the premises, until the default is cured, without being liable for damages.

     12. DEFAULT/WAVER/MITIGATION. It is not a waiver of default if the non-defaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by law. Landlord and Tenant have a duty to mitigate damages. Landlord's responsibility to mitigate Tenant damages for default or early termination is limited to the advertising of office space for lease on a sign located on the Landlord's property only.

     13. SECURITY DEPOSIT. If Tenant defaults, Landlord may use the security deposit to pay arrears of rent, to repair any damage or injury, or to pay any expense or liability incurred by Landlord as a result of the default.

     14. HOLDOVER. If Tenant does not vacate the premises following termination of this lease, Tenant shall be a Tenant at will and shall vacate the premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord will extend the term.

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     15. BUILD OUT REIMBURSEMENT.  Landlord has agreed to provide the cost of custom build out, as agreed by the parties, in consideration of Tenant's execution of a five (5) year lease. As an express condition of this build out agreement, Tenant agrees that in the event of early termination of this lease by Tenant for any reason, Tenant shall reimburse Landlord in full for the entire cost of the build out. This reimbursement shall be in addition to any and all other claims or remedies that the Landlord may have against Tenant for said early termination.

     16. ALTERNATIVE DISPUTE RESOLUTION. Landlord and Tenant shall submit in good faith to mediation before filing a suit for damages.

     17. ATTORNEY'S FEES. If either party retains an attorney to enforce this lease, the prevailing party is entitled to recover reasonable attorney's fee.

     18. VENUE.  Venue is in the county in which the premises are located.

     19. ENTIRE AGREEMENT. This lease, together with the attached exhibits and riders, is the entire agreement of the parties, and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to the expressly mentioned exhibits and riders not incorporated in writing in this lease.

     20. AMENDMENT OF LEASE. This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

     21. LIMITATION OF WARRANTIES. There are no implied warranties of merchantability, of fitness for a particular purpose, or of any other kind arising out of this lease, and there are no warranties that extend beyond those expressly stated in this lease.

     22. NOTICES. Any notice required by this lease shall be deemed to be delivered (whether or not actually received) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to Landlord or Tenant at their addresses.

     23. ABANDONED PROPERTY. Landlord may retain, destroy, or dispose of any property left on the premises at the end of the term.


AMERICAN INTERNATIONAL INDUSTRIES, INC.           THE EVERGREEN OFFICES, INC.



     Rebekah S. Laird-Ruthstrom
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By:  Rebekah S. Laird-Ruthstrom
     Secretary/Treasurer

Date 4/30/99                                      Date  4/30/99
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